UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2011

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

As previously disclosed, litigation was filed by homeowners in West Virginia against M.D.C. Holdings, Inc. (the “Company”), its subsidiary Richmond American Homes of West Virginia, Inc. (“RAH West Virginia”) and various subcontractors alleging a failure to install functional passive radon mitigation systems in their homes. The plaintiffs seek compensatory and punitive damages and medical monitoring costs for alleged negligent construction, failure to warn, breach of warranty or contract, breach of implied warranty of habitability, fraud, and intentional and negligent infliction of emotional distress based upon alleged exposure to radon gas. The litigation includes the following actions:

Joy, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-204, Circuit Court of Jefferson County, West Virginia (“Joy”). This action was filed on May 16, 2008, by sixty-six plaintiffs from sixteen households. The Company and RAH West Virginia have answered and asserted cross-claims against the subcontractors for contractual and implied indemnity and contribution.

Bauer, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-431, Circuit Court of Jefferson County, West Virginia (“Bauer”). This action was filed on October 24, 2008, by eighty-six plaintiffs from twenty-one households. This action has been consolidated for discovery and pre-trial proceedings with the Joy action.

Saliba, et al. v. Richmond American Homes of West Virginia, Inc., et al., No. 08-C-447, Circuit Court, Jefferson County, West Virginia (“Saliba”). This action was filed on November 7, 2008, by thirty-five plaintiffs from nine households. This action has been consolidated for discovery and pre-trial proceedings with the Joy action.

Also as previously disclosed, by orders dated November 4 and 18, 2009, the trial court struck the answers filed by the Company and RAH West Virginia and entered judgment by default in favor of the plaintiffs on liability, with damages to be determined in a subsequent jury trial. On December 7, 2009, the Company and RAH West Virginia filed with the West Virginia Supreme Court of Appeals a motion seeking to stay the proceedings and a petition for writ of prohibition to vacate the default judgment. On June 16, 2010, the West Virginia Supreme Court of Appeals granted the Company and RAH West Virginia a writ of prohibition and vacated the trial court’s sanctions orders.

On July 29, 2010, the plaintiffs filed a renewed motion for sanctions based on substantially the same alleged misconduct. On January 19, 2011, the Company was informed that, on January 14, 2011, the trial court again entered an order striking the answers filed by the Company and RAH West Virginia and imposing judgment by default upon them on the claims asserted in plaintiffs’ complaints (exclusive of the claim for punitive damages). As stated in the January 14, 2011 order, the cross-claims made by the Company and RAH West Virginia remain in effect.

The Company and RAH West Virginia believe that they have meritorious defenses to each of the lawsuits, which they intend to defend vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 20, 2011	By:	/s/ Michael Touff
	Name:	Michael Touff
	Title:	Senior Vice President and General Counsel

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